Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85559) of our report dated January 26, 2001 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts


January 26, 2001